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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       April 19, 2000
                                                   -----------------------------
                            Kana Communications, Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                  000-27163                  77-0435679
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  (State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)

   740 Bay Road, Redwood City, California                     94063
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  (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code        (650) 298-9282
                                                  ------------------------------

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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OF ASSETS

         (a) Pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of February 6, 2000, by and among Kana Communications, Inc. ("Kana" or the "Registrant"), Pistol Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Kana ("Merger Sub"), and Silknet Software, Inc., a Delaware corporation ("Silknet"), Merger Sub merged with and into Silknet, and Silknet became a wholly-owned subsidiary of Kana, effective April 19, 2000 (the "Merger"). On April 18, 2000, at a special meeting of the stockholders of Kana, the Kana stockholders approved the issuance of shares of Kana common stock to be issued to the former Silknet stockholders in connection with the Merger, an amendment to the amended and restated certificate of incorporation of Kana to increase the number of authorized shares of Kana common stock from 100,000,000 common shares to 1,000,000,000 common shares, and an amendment to the Kana 1999 Stock Incentive Plan.

         In connection with the Merger, each share of Silknet common stock outstanding immediately prior to the consummation of the Merger was converted into the right to receive 1.66 shares of Kana common stock (the "Exchange Ratio") and Kana assumed Silknet's outstanding stock options and warrants based on the Exchange Ratio, issuing approximately 29 million shares of Kana common stock and assuming options and warrants to acquire approximately 4.6 million shares of Kana common stock. The amount of such consideration was determined based upon arm's length negotiations between Kana and Silknet. The transaction is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for using the purchase method of accounting. After giving effect to the issuance of shares in connection with the Merger, Kana will have approximately 90,108,680 shares of Kana common stock outstanding.

         (b) The acquisition by Kana of shares of Silknet common stock pursuant to the Merger Agreement is deemed the indirect acquisition of the assets of Silknet represented thereby, including Silknet's plant, equipment and other physical property. Silknet utilizes such assets in the conduct of its business as a provider of electronic customer relationship management software. Kana will continue to utilize such assets in the conduct of its business as a leading provider of online customer communications software products and services for e-Businesses.

ITEM 5.  OTHER EVENTS

         At the special meeting of the stockholders of Kana held on April 18, 2000, the Kana stockholders approved an amendment to the amended and restated certificate of incorporation of Kana to increase the number of authorized shares of Kana common stock from 100,000,000 common shares to 1,000,000,000 common shares. A complete copy of the amended and restated certificate of incorporation as amended is attached hereto as Exhibit 3.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         The financial statements required to be filed will be filed as an amendment to this Form 8-K under cover of Form 8-K/A on or before July 1, 2000.

         (b) PRO FORMA FINANCIAL INFORMATION

         The pro forma financial information required to be filed will be filed as an amendment to this Form 8-K under cover of Form 8-K/A on or before July 1, 2000.

         (c) EXHIBITS

             NUMBER            DESCRIPTION
             ------            -----------

             2.1 Agreement and Plan of Merger and Reorganization, dated as of February 6, 2000, by and among Kana Communications, Inc., Pistol Acquisition Corp., and Silknet Software, Inc., included as Appendix A to the Registrant's Registration Statement on Form S-4 (Registration No. 333-32428) and incorporated herein by reference.

             3.1 Second Amended and Restated Certificate of Incorporation of Kana Communications, Inc., as amended by the Certificate of Amendment dated April 18, 2000.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       KANA COMMUNICATIONS, INC.



Date:  May 4, 2000                     By: /s/  MICHAEL J. MCCLOSKEY
                                          -------------------------------
                                          Michael J. McCloskey,
                                          Chief Executive Officer


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                                  EXHIBIT INDEX




                  Exhibit
                   Number     Description of Document
                  -------     -----------------------

                    2.1 Agreement and Plan of Merger and Reorganization, dated as of February 6, 2000, by and among Kana Communications, Inc., Pistol Acquisition Corp., and Silknet Software, Inc., included as Appendix A to the Registrant's Registration Statement on Form S-4 (Registration No. 333-32428) and incorporated herein by reference.

                    3.1 Second Amended and Restated Certificate of Incorporation of Kana Communications, Inc., as amended by the Certificate of Amendment dated April 18, 2000.